Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure August 2018

2	CitiFirst Offerings Brochure | August 2018

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure August 2018 3 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection CitiFirst Performance CitiFirst Opportunity Full principal amount due at maturity Payment due at maturity may be less Payment due at maturity may be zero than the principal amount Investments provide for the full principal Investments provide for a payment due Investments provide for a payment at amount to be due at maturity, subject at maturity, subject to the credit risk maturity, subject to the credit risk of to the credit risk of the issuer, and are of the issuer, that may be less than the the issuer, that may be zero and are for for investors who place a priority on the principal amount and in some cases may investors who are willing to take full preservation of principal while looking for be zero, and are for investors who are market risk in return for either leveraged a way to potentially outperform cash or seeking the potential for current income principal appreciation at a predetermined traditional fixed income investments and/or growth, in addition to partial or rate or access to a unique underlying contingent downside protection strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | August 2018 Enhanced Barrier Digital Plus Securities Linked to the SPDR® S&P 500® ETF Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: SPDR® S&P 500® ETF Stated principal amount: $1,000 per security Pricing date: August 28, 2018 Issue date: August 31, 2018 Valuation date: August 28, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Barrier value: , 80% of the initial underlying value Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $180 to $200 per security (representing a digital return equal to 18% to 20% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Maximum return at maturity: $600 per security (60% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XEM8 For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 5 Investor Profile Investor Seeks: Investor Can Accept:    A medium-term equity-linked investment    A holding period of approximately five years    A risk-adjusted equity complement    The possibility of losing a significant portion of the principal amount invested    The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | August 2018 Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: EURO STOXX 50® Index Stated principal amount: $1,000 per security Pricing date: August 28, 2018 Issue date: August 31, 2018 Valuation date: August 28, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the barrier value: $1,000 + ($1,000 x the underlying return) If the final underlying value is less than the barrier value, your payment at maturity will be significantly less than the stated principal amount of your securities and possibly nothing. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Digital return amount: $370 to $390 per security (representing a digital return equal to 37% to 39% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Barrier value: , 75% of the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324CYG5 For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 7 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | August 2018 Market-Linked Notes Linked to the iSTOXX® Europe Economic Growth Select 50 Index Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The iSTOXX® Europe Economic Growth Select 50 Index (ticker symbol: “SXEEGSP”) Stated principal amount: $1,000 per note Pricing date: August 24, 2018 Issue date: August 29, 2018 Valuation date: August 24, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: August 27, 2020 Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: • If the final index level is greater than the initial index level: $1,000 + ($1,000 x the index return x the upside participation rate) • If the final index level is less than or equal to the initial index level: $1,000 + ($1,000 x the index return), subject to the minimum payment at maturity If the final index level depreciates from the initial index level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Minimum payment at $900.00 per note (90.00% of the stated principal amount) maturity: Index return: The final index level minus the initial index level, divided by the initial index level Upside participation rate: 140% to 160%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17324CYP5 For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 9 Investor Profile Investor Seeks: Investor Can Accept:    A short-term equity index-linked investment    A holding period of approximately two years    A risk-adjusted equity complement    The possibility of losing a significant portion of the principal amount invested    The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | August 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to Alibaba Group Holding Limited Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Alibaba Group Holding Limited Stated principal amount: $1,000 per security Pricing date: August 15, 2018 Issue date: August 20, 2018 Valuation date: November 15, 2018, February 15, 2019, May 15, 2019 and August 15, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 20, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2% to 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 8% to 9% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the final valuation date Coupon barrier value: $ , 77% of the initial underlying value Final barrier value: $ , 77% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XGC8 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 11 Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in November 2018 and ending in May 2019 Investor Profile Investor Seeks: Investor Can Accept:    A short-term equity-linked investment    A holding period of approximately one year    A risk-adjusted equity complement    The possibility of losing a significant portion of the principal amount invested    The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | August 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to NVIDIA Corporation Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: NVIDIA Corporation Stated principal amount: $1,000 per security Pricing date: August 14, 2018 Issue date: August 17, 2018 Valuation date: November 14, 2018, February 14, 2019, May 14, 2019 and August 14, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 19, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.50% to 2.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 10% to 11% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Coupon barrier value: $ , 75% of the initial underlying value Final barrier value: $ , 75% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 13 Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in November 2018 and ending in May 2019 Final underlying value: The closing value of the underlying on the final valuation date CUSIP: 17324XMD9 Investor Profile Investor Seeks: Investor Can Accept:    A short-term equity-linked investment    A holding period of approximately one year    A risk-adjusted equity complement    The possibility of losing a significant portion of the principal amount invested    The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | August 2018 Digital Securities Linked to the iShares® U.S. Real Estate ETF Indicative Terms Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: iShares® U.S. Real Estate ETF Stated principal amount: $1,000 per security Pricing date: August 8, 2018 Issue date: August 13, 2018 Valuation date: February 10, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February 13, 2020 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the digital return amount • If the final underlying value is less than the initial underlying value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the initial underlying value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing some, and possibly all, of your investment. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Digital return amount: $140 to $160 per security (representing a digital return equal to 14% to 16% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value. Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XMA5 For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 15 Investor Profile Investor Seeks: Investor Can Accept:    A short-term equity-linked investment    A holding period of approximately 1.5 years    A risk-adjusted equity complement    The possibility of losing a significant portion of the principal amount invested    The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | August 2018 General Overview of Investments CitiFirst Protection Investments Investments Maturity Risk Profile Return Contingent Full principal If the underlying never crosses either an upside or downside threshold, the return on the Absolute Return 1-2 Years amount due at investment equals the absolute value of the return of the underlying. Otherwise, the return MLDs/Notes maturity equals zero Contingent Upside Full principal If the underlying crosses an upside threshold, the return on the investment equals an interest Participation 1-5 Years amount due at payment paid at maturity. Otherwise, the return equals the greater of the return of the MLDs/Notes maturity underlying and zero Full principal If the underlying ever crosses an upside threshold during a coupon period, the return for the Minimum Coupon 3-5 Years amount due at coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals Notes maturity the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Full principal The return on the investment equals the greater of the return of the underlying multiplied by Deposits & Safety First 3-7 Years amount due at a participation rate and zero; the maximum return is capped Trust Certificates maturity CitiFirst Performance Investments Investments Maturity Risk Profile Return Payment at A fixed coupon is paid regardless of the performance of the underlying. If the underlying 6-13 maturity may never crosses a downside threshold, the return on the investment equals the coupons paid. ELKS® Months be less than the Otherwise, the return equals the sum of the coupons paid and the return of the underlying at principal amount maturity If the return of the underlying is positive at maturity, the return on the investment equals Payment at the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maturity may maximum return on the notes. If the return of the underlying is either zero or negative by Buffer Notes 1-5 Years be less than the an amount lesser than the buffer amount, the investor receives the stated principal amount. principal amount Otherwise, the return on the investment equals the return of the underlying plus the buffer amount If the underlying is equal to or greater than a threshold (such as its initial value) on any Payment at call date, the note is called and the return on the investment equals a fixed premium. If the maturity may CoBas/PACERSSM 1-5 Years be less than the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-principal amount wise, the return equals zero If the return of the underlying is positive at maturity, the return on the investment equals Payment at the return of the underlying multiplied by a participation rate (some versions are subject to a maturity may LASERSSM 1-5 Years be less than the maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the principal amount underlying, which will be negative. Otherwise, the return equals zero CitiFirst Opportunity Investments Investments Maturity Risk Profile Return Payment at If the underlying is above its initial level at maturity, the return on the investment equals the Upturn Notes 1-2 Years maturity may be lesser of the return of the underlying multiplied by a participation rate and the maximum zero return on the notes. Otherwise, the return equals the return of the underlying Payment at If the underlying is equal to or above its initial level at maturity, the return on the investment Fixed Upside 1-2 Years maturity may be equals a predetermined fixed amount. Otherwise, the return equals the Return Notes zero return of the underlying Payment at The return on the investment equals the return of a unique index created by Citi Strategic Market 3-4 Years maturity may be Access Notes zero All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | August 2018 17 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

18 CitiFirst Offerings Brochure | August 2018 Overview of Key Benefits and Risks of CitiFirst Investments Benefits due on these investments, including any of the underlying asset or index and, principal due at maturity and therefore therefore, the value of the investment.    Investors can access investments linked to investors are subject to the credit risk of Further, any research, opinion or a variety of underlying assets or indices, the applicable issuer. recommendation expressed within such such as domestic and foreign indices, research reports may not be consistent exchange-traded funds, commodities,    Secondary Market – There may be little with purchasing, holding or selling the foreign-exchange, interest rates, equities, or no secondary market for a particular investment. or a combination thereof. investment. If the applicable offering document(s) so specifies, the issuer may    The United States Federal Income    Structured investments can offer unique apply to list an investment on a securities Tax Consequences of Structured risk/return profiles to match investment exchange, but it is not possible to predict Investments are Uncertain – No objectives, such as the amount of whether any investment will meet the statutory, judicial or administrative principal due at maturity, periodic income, listing requirements of that particular authority directly addresses the and enhanced returns. exchange, or if listed, whether any characterization of structured secondary market will exist. investments for U.S. federal income tax purposes. The tax treatment of a Risks    Resale Value of a CitiFirst Structured structured investment may be very Investment May be Lower than Your different than that of its underlying    The risks below are not intended to be Initial Investment – Due to, among other asset. As a result, significant aspects an exhaustive list of the risks associated things, the changes in the price of and of the U.S. federal income tax with a particular CitiFirst Structured dividend yield on the underlying asset, consequences and treatment of an Investment offering. Before you invest in interest rates, the earnings performance investment are not certain. The offering any CitiFirst Structured Investment you of the issuer of the underlying asset, document(s) for each structured should thoroughly review the particular the applicable issuer of the CitiFirst investment contains tax conclusions investment’s offering document(s) and Structured Investment’s perceived and discussions about the expected related material(s) for a comprehensive creditworthiness, the investment may U.S. federal income tax consequences description of the risks and considerations trade, if at all, at prices below its initial and treatment of the related structured associated with the particular investment. issue price and an investor could receive investment. However, no ruling is being substantially less than the amount of his/ requested from the Internal Revenue    Potential for Loss her original investment upon any resale of Service with respect to any structured    The terms of certain investments the investment. investment and no assurance can be provide that the full principal given that the Internal Revenue Service amount is due at maturity, subject    Volatility of the Underlying Asset or will agree with the tax conclusions and to the applicable issuer’s credit Index – Depending on the investment, treatment expressed within the offering risk. However, if an investor sells the amount you receive at maturity document(s) of a particular structured or redeems such investment prior to could depend on the price or value of investment. Citigroup Inc., its affiliates, maturity, the investor may receive the underlying asset or index during the and employees do not provide tax or an amount less than his/her original term of the trade as well as where the legal advice. Investors should consult investment. price or value of the underlying asset or with their own professional advisor(s)    The terms of certain investments index is at maturity; thus, the volatility on such matters before investing in any provide that the payment due at of the underlying asset or index, which structured investment. maturity could be significantly less is the term used to describe the size and than the full principal amount and, frequency of market fluctuations in the    Fees and Conflicts – The issuer of for certain investments, could be price or value of the underlying asset or a structured investment and its zero. In these cases, an investor may index, may result in an investor receiving affiliates may play a variety of roles receive an amount significantly less an amount less than he/she would in connection with the investment, than his/her original investment and otherwise receive. including acting as calculation agent may receive nothing at maturity of and hedging the issuer’s obligations the investment.    Potential for Lower Comparable Yield – under the investment. In performing The effective yield on any investment may these duties, the economic interests    Appreciation May Be Limited – be less than that which would be payable of the affiliates of the issuer may be Depending on the investment, an on a conventional fixed-rate debt security adverse to the interest of the investor. investor’s appreciation may be limited of the same issuer with comparable by a maximum amount payable or by the maturity. extent to which the return reflects the performance of the underlying asset or    Affiliate Research Reports and index. Commentary – Affiliates of the particular issuer may publish research reports or    Issuer Credit Risk – All payments on otherwise express opinions or provide CitiFirst Structured Investments are recommendations from time to time dependent on the applicable issuer’s or regarding the underlying asset or index guarantor’s ability to pay all amounts which may influence the price or value

CitiFirst Offerings Brochure | August 2018 19 Additional Considerations Please note that the information contained structured investments when the investment Fiduciary will also be required to attest to its in this brochure is current as of the date decision was made by the IRA owner in his financial expertise, judgment and independent indicated and is not intended to be a complete or her capacity as the IRA owner. Further, risk evaluation, and specifically that the description of the terms, risks and benefits individual retirement accounts, individual Independent Fiduciary is capable of evaluating associated with any particular structured retirement annuities and Keogh plans, as investment risks independently, both in investment. Therefore, all of the information well as Employee Benefit Plans that permit general and with regard to the structured set forth herein is qualified in its entirety by participants to direct the investment of their investments, that the Independent Fiduciary the more detailed information provided in the accounts, will not be permitted to purchase is a fiduciary with discretionary authority over offering documents(s) and related material for or hold the structured investments if the the assets invested in structured investments the respective structured investment. account, plan or annuity is for the benefit of an and that it is responsible for exercising employee of Citi or a family member and the independent judgment in evaluating the The structured investments discussed within employee receives any compensation (such as, structured investments. The Independent this brochure are not suitable for all investors. for example, an addition to bonus) based on Fiduciary must further attest that it is Prospective investors should evaluate their the purchase of structured investments by the independent of Citi. financial objectives and tolerance for risk prior Employee Benefit Plan. to investing in any structured investment. You should refer to the section “ERISA In June 2017, new DOL regulations became Matters” in the applicable offering Tax Disclosure applicable that revised the definition of document(s) for more information. fiduciary investment advice under ERISA. Citigroup Inc., its affiliates and Information contained in this brochure or the Distribution Limitations and Considerations employees do not provide tax or legal applicable offering document(s) is not intended advice. To the extent that this brochure to be fiduciary investment advice. The This document may not be distributed in any or any offering document(s) concerns fiduciary of the Employee Benefit Plan making jurisdiction where it is unlawful to do so. The the decision on behalf of the Employee Benefit investments described in this document may tax matters, it is not intended to be Plan to purchase or hold the structured not be marketed, or sold or be available for used and cannot be used by a taxpayer investments (the “Independent Fiduciary”) offer or sale in any jurisdiction outside of the for the purpose of avoiding penalties will be required to meet the conditions of, and U.S., unless permitted under applicable law and that may be imposed by law. Any such sign, the Certification. in accordance with the offering documents and taxpayer should seek advice based on related materials. In particular: the taxpayer’s particular circumstances The Certification requires, among other things, from an independent tax advisor. that the Independent Fiduciary acknowledge WARNING TO INVESTORS IN HONG KONG that (A) Citi is not acting as a fiduciary within ONLY: The contents of this document have not ERISA and IRA Purchase Considerations the meaning of ERISA or the Code, and that been reviewed by any regulatory authority in Citi does not undertake to provide impartial Hong Kong. Investors are advised to exercise Employee benefit plans subject to ERISA, investment advice or give advice in a fiduciary caution in relation to the offer. If Investors are governmental or other plans subject to laws capacity with respect to the Independent in any doubt about any of the contents of this substantially similar to ERISA, retirement Fiduciary’s selection or continued use of document, they should obtain independent accounts (including Keogh, SEP and SIMPLE structured investments on behalf of the professional advice. plans, individual retirement accounts and Employee Benefit Plan; (B) the Independent individual retirement annuities) and entities Fiduciary is entering into the structured This offer is not being made in Hong Kong, the assets of which are deemed to constitute investments on an arm’s length basis on behalf by means of any document, other than (1) to the assets of such plans (each an “Employee of the Employee Benefit Plan and neither persons whose ordinary business it is to buy or Benefit Plan”) are permitted to purchase the Independent Fiduciary nor the Employee sell shares or debentures (whether as principal structured investments as long as (A) no Citi Benefit Plan has an expectation of, and is not or agent); (2) to “professional investors” within affiliate or employee is a fiduciary to such relying on, Citi’s impartial advice in deciding the meaning of the Securities and Futures Employee Benefit Plan that has or exercises to purchase or hold a structured investment; Ordinance (Cap. 571) of Hong Kong (the “SFO”) any discretionary authority or control (C) any information provided by Citi in and any rules made under the SFO; or (3) in with respect to the assets of such plan or connection with the structured investments other circumstances which do not result in the retirement account used to purchase the is solely incidental to the purchase or holding document being a “prospectus” as defined in structured investments or renders investment of the structured investments and is not to be the Companies Ordinance (Cap. 32) of Hong advice with respect to those assets; (B) the viewed as fiduciary investment advice; (D) Citi Kong (the “CO”) or which do not constitute an Employee Benefit Plan’s acquisition and does not receive a fee or other compensation offer to the public within the meaning of the holding of the structured investment is not directly from the Employee Benefit Plan CO. prohibited by any such provisions or laws or for such information and (E) Citi ultimately is exempt from any such prohibition; and (C) has a financial interest in the Employee There is no advertisement, invitation or an independent, discretionary fiduciary to the Benefit Plan’s investment in the structured document relating to structured investments, Employee Benefit Plan meets the requirements investments, as disclosed in the applicable which is directed at, or the contents of which of and has signed the “Sophisticated offering document(s). are likely to be accessed or read by, the public Counterparty Certification and Agreement in Hong Kong (except if permitted to do so for Independent Fiduciaries to Retirement The Independent Fiduciary will be required to under the laws of Hong Kong) other than with Accounts” (the “Certification”) (described attest that it is either a bank, insurance carrier, respect to structured investments which are or below). registered investment adviser, broker-dealer are intended to be disposed of only to persons or an independent fiduciary holding or having outside Hong Kong or only to the persons or in Due to the requirements of the Certification, under its management or control total assets the circumstances described in the preceding an IRA is not permitted to purchase of at least $50 million. The Independent paragraph.

20 CitiFirst Offerings Brochure | August 2018 WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

CitiFirst Offerings Brochure | August 2018 21 Notes For questions, please call your Financial Advisor The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

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